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Exhibit 99.3

PICTURETEL CORPORATION
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of
PICTURETEL CORPORATION:

    In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of PictureTel Corporation and its subsidiaries at December 31, 2000 and December 31, 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations and requires additional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
February 21, 2001

PICTURETEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31,
	2000	1999
ASSETS
Current assets:
Cash and cash equivalents	$43,441	$21,915
Restricted cash and cash equivalents	5,775	1,200
Marketable securities	—	37,787
Accounts receivable, less allowances for doubtful accounts of $4,100 and $5,642 at December 31, 2000 and 1999, respectively	39,897	73,483
Inventories	27,020	32,930
Other current assets	9,716	12,562

Total current assets	125,849	179,877
Property and equipment, net	18,310	86,219
Capitalized software costs, net	—	11,341
Goodwill, net	—	4,242
Other assets	2,861	9,554

Total assets	$147,020	$291,233

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$1,487	$196
Accounts payable	20,575	21,681
Accrued compensation and benefits	7,280	10,517
Accrued expenses	31,610	32,166
Accrued income taxes	1,286	5,352
Current portion of capital lease obligations	—	1,782
Deferred revenue	18,216	25,189

Total current liabilities	80,454	96,883
Other non-current liabilities	2,101	—
Capital lease obligations, net of current portion	—	54,584

Total liabilities	82,555	151,467

Commitments and contingencies
Redeemable convertible preferred stock, $.01 par value	42,845	30,500

Stockholders' equity:
Preferred stock, $.01 par value 1,500,000 shares authorized; 0 issued and outstanding at December 31, 2000 and December 31, 1999
Common stock, $.01 par value; 80,000,000 shares authorized; 45,049,032 and 40,617,634 shares issued and outstanding at December 31, 2000 and 1999, respectively	450	406
Additional paid-in capital	245,399	225,513
Accumulated deficit	(221,751)	(114,780)
Accumulated other comprehensive loss	(1,922)	(1,317)
Treasury stock, 92,065 shares, at cost	(556)	(556)

Total stockholders' equity	21,620	109,266

Total liabilities, redeemable preferred stock and stockholders' equity	$147,020	$291,233

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2000	1999	1998
Revenue:
Product revenue	$174,071	$251,914	$346,067
Service revenue	71,078	72,081	61,076

Total revenue	245,149	323,995	407,143

Cost of revenue:
Product cost of revenue	128,252	159,005	185,725
Service cost of revenue	59,945	62,854	48,352

Total cost of revenue	188,197	221,859	234,077

Gross margin	56,952	102,136	173,066

Operating expense:
Selling, general and administrative	129,595	126,290	130,662
Research and development	46,783	66,130	66,054

Total operating expense	176,378	192,420	196,716

Loss from operations	(119,426)	(90,284)	(23,650)
Interest income	2,886	4,261	4,857
Interest expense	4,968	4,636	2,909
Other income, net	15,707	10,517	1,804

Loss before income tax expense	(105,801)	(80,142)	(19,898)
Income tax expense	(1,170)	(4,384)	(35,781)

Net loss	(106,971)	(84,526)	(55,679)
Preferred stock beneficial conversion feature	(6,900)	(5,612)	—

Net loss applicable to common shareholders	$(113,871)	$(90,138)	$(55,679)

Net loss per common share—basic and diluted	$(2.73)	$(2.23)	$(1.45)

Weighted average common shares outstanding—basic and diluted	41,739	40,376	38,527

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS'
EQUITY
For the Years Ended December 31, 2000, 1999 and 1998
(Dollars in thousands, except share amounts)

	Redeemable Convertible Preferred Stock						Accumulated Other Comprehensive Income (Loss)
			Common Stock			Retained Earnings (Accumulated Deficit)			Treasury Stock
					Addt'l Paid-In Capital			Comprehensive Income (Loss)			Total Stockholders' Equity
	Shares	Amount	Shares	Par Value					Shares	Cost
Balance, December 31, 1997	—	—	38,040,363	$380	$204,242	$25,425	$(2,082)		—	—	$227,965
Exercise of employee stock options	—	—	232,068	2	979	—	—		—	—	981
Employee stock purchase plan shares	—	—	286,074	3	2,345	—	—		—	—	2,348
Issuance of shares—Starlight acquisition	—	—	1,509,266	15	14,664	—	—		—	—	14,679
Net loss	—	—	—	—	—	(55,679)	—	$(55,679)	—	—	(55,679)
Other comprehensive income (loss)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(63)	—	—	(63)
Unrealized gain on marketable securities	—	—	—	—	—	—	—	11	—	—	11

Other comprehensive loss	—	—	—	—	—	—	(52)	(52)	—	—	—

Comprehensive loss	—	—	—	—	—	—	—	$(55,731)	—	—	—

Balance, December 31, 1998	—	—	40,067,771	400	222,230	(30,254)	(2,134)		—	—	190,242
Exercise of employee stock options	—	—	254,043	3	1,841	—	—		—	—	1,844
Employee stock purchase plan shares	—	—	295,820	3	1,442	—	—		—	—	1,445
Treasury stock transactions	—	—	—	—	—	—	—		92,065	$(556)	(556)
Issuance of preferred shares—Series A	4,478,708	$30,500	—	—	—	—	—		—	—	—
Net loss	—	—	—	—	—	(84,526)		$(84,526)	—	—	(84,526)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	—	—	—	—	—	—	823	—	—	823
Unrealized loss on marketable securities	—	—	—	—	—	—	—	(6)	—	—	(6)

Other comprehensive income	—	—	—	—	—	—	817	817	—	—	—

Comprehensive loss	—	—	—	—	—	—	—	$(83,709)	—	—	—

Balance, December 31, 1999	4,478,708	30,500	40,617,634	406	225,513	(114,780)	(1,317)		92,065	(556)	109,266
Exercise of employee stock options	—	—	438,659	4	3,187	—	—		—	—	3,191
Employee stock purchase plan shares	—	—	192,739	2	1,030	—	—		—	—	1,032
Treasury stock transactions	—	—	—	—	—		—		—	—	—
Issuance of preferred shares—Series B	8,738,000	21,845	—	—	—	—	—		—	—	—
Conversion of preferred shares to common stock	(3,800,000)	(9,500)	3,800,000	38	9,462	—	—		—	—	9,500
Beneficial conversion feature adjustment	—	—	—	—	6,207	—	—		—	—	6,207
Net loss	—	—	—	—	—	(106,971)	—	$(106,971)	—	—	(106,971)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	—	—	—	—	—	—	(605)	—	—	(605)

Other comprehensive loss	—	—	—	—	—	—	(605)	(605)	—	—	—

Comprehensive loss	—	—	—	—	—	—	—	$(107,576)	—	—	—

Balance, December 31, 2000	9,416,708	$42,845	45,049,032	$450	$245,399	$(221,751)	$(1,922)		92,065	$(556)	$21,620

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2000	1999	1998
Cash flows from operating activities:
Net loss	$(106,971)	$(84,526)	$(55,679)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,520	34,576	28,183
Provision for doubtful accounts	596	2,474	4,160
Provision for inventory obsolescence	14,695	3,834	6,004
Write-down of capitalized software	—	—	1,088
Write-down of long-lived assets	11,603	—	3,149
Loss on disposal of fixed assets	5,270	687	—
Provision for deferred taxes	—	—	31,721
Gain on sales of securities	—	(8,495)	—
Reduction in obligation of terminated capital lease	(3,870)	—	—
Operating charge related to preferred stock issuance	6,207	—	—
Write-off of incomplete technology	—	—	4,442
Gain on sale of MultiLink and Starlight	(15,349)	—	—
Other non-cash items	—	(6)	896
Changes in operating assets and liabilities, net of effects of purchased business:
Accounts receivable	27,508	136	29,376
Inventories	(14,776)	(6,298)	8,812
Other current assets	5,762	(4,619)	(1,086)
Accounts payable	(369)	(10,938)	2,468
Accrued compensation and benefits, accrued expenses, and accrued income taxes	(3,763)	2,306	(4,035)
Deferred revenue	(7,976)	5,500	(3,949)

Net cash provided by (used in) operating activities	(57,913)	(65,369)	55,550

Cash flows from investing activities:
Purchase of marketable securities	(31,262)	(120,012)	(126,262)
Proceeds from sale of marketable securities	69,049	128,796	120,336
Purchases of property and equipment	(6,207)	(12,591)	(19,421)
Proceeds from sales of fixed assets	9	342	506
Proceeds from sale of MultiLink, Inc	25,900	—	—
Capitalized software costs	—	—	(7,446)
Cash paid to acquire business, less cash acquired	—	—	(3,964)
Purchase of other assets	—	—	(2,851)

Net cash provided by (used in) investing activities	57,489	(3,465)	(39,102)

Cash flows from financing activities:
Restricted cash and cash equivalents.	(4,575)	(1,200)	—
Proceeds (payments) on short-term/long-term borrowings	1,395	(706)	(2,955)
Principal payments under capital lease obligations	(1,479)	(3,591)	(3,471)
Purchase of treasury stock	—	(556)	—
Proceeds from preferred stock issuance	21,845	30,500	—
Proceeds from exercise of stock options	3,191	1,844	981
Proceeds from employee stock purchase plan	1,032	1,445	1,718

Net cash provided by (used in) financing activities	21,409	27,736	(3,727)

Effect of exchange rate changes on cash	541	371	62

Net increase (decrease) in cash and cash equivalents	21,526	(40,727)	12,783
Cash and cash equivalents at beginning of year	21,915	62,642	49,859

Cash and cash equivalents at end of year	$43,441	$21,915	$62,642

The accompanying notes are an integral part of the consolidated financial statements.

PICTURETEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

1.  Nature of the Business:

    PictureTel Corporation (the "Company") develops, manufactures and markets a full range of visual and audio collaboration equipment and services. These products and services enable businesses, schools, medical facilities, government and other organizations to eliminate the barrier of distance so they can work together more effectively. The Company sells its products internationally through both direct and indirect channels.

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses from operations and requires additional financing. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    Management's plans to continue as a going concern rely heavily on forecasted revenue from new products which were released in the third quarter of 2000. In addition, management is currently seeking additional equity investment. Management is also continuing to identify and implement internal actions to improve the Company's liquidity. While there can be no assurances that these plans will be successful, management believes these actions will provide sufficient financial resources for the next twelve months.

2.  Summary of Significant Accounting Policies:

  Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

  Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Foreign Currency

    The financial statements of the Company's foreign operations, where the local currency is the functional currency, are translated using exchange rates in effect at the end of the year for assets and liabilities and average exchange rates during the year for results of operations. Related translation adjustments are reported in accumulated other comprehensive income. Transaction gains and losses are recognized in the statement of operations.

    For the financial statements of the Company's foreign operations, where the U.S. dollar is the functional currency, monetary assets and liabilities of the operations are translated into U.S. dollars at the exchange rate in effect at period end and nonmonetary assets and liabilities are remeasured at historic exchange rates. Income and expense are remeasured at the average exchange rate for the period. Translation gains and losses are reflected in other income in the consolidated statement of operations.

  Foreign Exchange Contracts

    The Company and its subsidiaries have entered into foreign currency forward contracts as a hedge against specific intercompany and foreign currency receivable transactions. Forward contracts involve agreements to purchase or sell foreign currencies at specific rates at future dates. The Company does not hold or issue derivative financial instruments for trading purposes. The Company enters into derivatives only with counterparties which are financial institutions having credit ratings of single A to minimize credit risk. The Company's hedging activities do not subject the Company to exchange rate risk because the gains and losses on these contracts offset the losses and gains on the assets, liabilities, and transactions being hedged. The carrying amount of the forward contracts is the fair value, which is determined by obtaining market prices. Gains and losses on forward contracts are recognized each reporting period and are offset against the gain or loss on the hedged item in the same period that the underlying transactions are settled. At December 31, 2000 and 1999, the Company had contracts maturing through April 3, 2001 and April 3, 2000 to purchase $6,126 and $10,473, respectively, in foreign currency (British pounds, French francs, German marks, Japanese yen, and Australian dollars).

  Cash Equivalents and Marketable Securities

    The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Those instruments with maturities between three months and twelve months are considered to be short-term marketable securities and investments with maturities of greater than one year are classified as long-term marketable securities. At December 31, 1999, marketable securities primarily consist of corporate obligations. The Company had no marketable securities at December 31, 2000.

    The Company classifies all marketable securities as available for sale. They are carried at their fair value, based on quoted market prices, with the unrealized gains and losses; net of tax, reported in accumulated other comprehensive income. The cost of marketable securities is adjusted for the amortization of premiums and accretion of discounts over the life of the security. Such amortization and interest are included in interest income. For the purpose of determining gain or loss, the specific identification of securities method is used. Realized gains and losses are included in other income.

  Inventories

    Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

  Property and Equipment

    Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

Buildings under capital lease	18 years
Equipment	2-5 years
Equipment and furniture under capital leases	3-5 years
Furniture and fixtures	3-5 years
Leasehold improvements	Estimated useful life or term of the lease, if shorter

    Maintenance and repairs are charged to expense as incurred. Significant improvements and costs incurred during the application development stage of software developed for internal use, including website development, are capitalized and depreciated. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income.

  Research and Development and Capitalized Software Costs

    Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software production costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers.

    During the years ended December 31, 1998 and 1997, the Company capitalized approximately $7,446 and $7,252, respectively, of software production costs. No such costs were capitalized during the years ended December 31, 2000 and 1999, as these costs were deemed immaterial. Capitalized software for the year ended December 31, 1998 also included completed technology of $12,781 acquired through the purchase of Starlight. Amortization is based on the straight-line method over the remaining estimated life of the product or on the ratio of current revenue to total projected product revenue, whichever is greater. During the years ended December 31, 2000, 1999 and 1998 the Company amortized approximately $4,436, $9,143 and $1,023, respectively, of software costs.

  Other Assets

    Included in other assets are intangible assets, consisting primarily of intellectual property rights and non-compete agreements, which are amortized over their estimated useful life, ranging from eighteen to thirty-six months. Accumulated amortization on intangible assets was $3,698, $3,144 and $279, at December 31, 2000, 1999 and 1998, respectively. Also included in other assets are prepaid royalties and investments accounted for under the cost method. The Company reviews other long-term assets for any impairment in accordance with the Statement of Financial Accounting Standard No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its estimated fair value on a discounted cash flow basis.

  Revenue Recognition

    The Company considers revenue recognized when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectibility is reasonably assured.

    Revenue from product sales is recognized when the product is shipped to the customer and there are either no unfulfilled company obligations or any obligations will not affect the customer's final acceptance of the arrangement. Revenue from professional service is recognized as the services are provided. Revenue from maintenance contracts is recognized ratably over the term of the contract. Allowances for estimated future product returns and price protection under the Company's agreements with its distributors and resellers are provided for in the same period as the related revenue. In addition, revenue related to sales to certain resellers who stock the Company's products and for which a right of return exists, is recognized only when the reseller sells its stock through to its customers. Revenue under arrangements where products and services are sold together is allocated to each element based on their relative fair values.

  Warranty

    The Company provides a warranty for parts and labor on its products. Hardware warranty periods are generally one year from installation date on sales to end-users and one year from delivery date on sales to distributors. In addition, warranty periods for certain software products, repairs, and upgraded parts are 90 days upon receipt. Estimated warranty costs are recorded at the time of revenue recognition.

  Income Taxes

    The Company provides for the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Earnings Per Share

    Basic earnings per share ("EPS") excludes the effect of any dilutive options, warrants or convertible securities and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were issued, exercised or converted into common stock. Common share equivalents are not included in the per share calculations where the effect of their inclusion would be anti-dilutive. Dilutive common share equivalents consist of stock options and warrants calculated using the treasury stock method. The following table reconciles the numerator and the denominators of the basic and diluted EPS computations shown on the Consolidated Statements of Operations:

	Year Ended December 31,
	2000	1999	1998
Basic and Diluted EPS Computation
Numerator:
Net loss applicable to common shareholders	$(113,871)	$(90,138)	$(55,679)

Denominator:
Weighted average common shares outstanding	41,739	40,376	38,527

Basic and diluted EPS	$(2.73)	$(2.23)	$(1.45)

    Options to purchase shares of the Company's Common Stock of 5,819,086, 6,912,081 and 6,686,832 were outstanding at December 31, 2000, 1999 and 1998, respectively, but were not included in the computation of diluted EPS because they were antidilutive due to the net losses sustained in 2000, 1999 and 1998. Warrants for 2,723 shares of the Company's Common Stock and Convertible Preferred Stock of 9,461,708 shares were outstanding at December 31, 2000, but were not included in the computation of diluted EPS because they were antidilutive due to the loss sustained in 2000.

  Concentrations

  Credit Risk

    Financial instruments, which potentially subject the Company to concentration of credit risk, include cash, cash equivalents, foreign currency forward contracts and trade receivables. With respect to its cash and cash equivalents, the Company invests its excess cash primarily in deposits with a commercial bank and corporate obligations and has established guidelines relative to credit ratings, diversification and maturities that maintain safety and liquidity. The Company sells its products to a variety of customers, including end users, dealers and distributors, in a variety of different industries and geographic regions. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses.

  Suppliers

    Certain components and parts used in the Company's products are procured from a single source. The Company obtains parts from one vendor only, even where multiple sources are available, to maintain quality control and enhance the working relationship with suppliers. These purchases are made under existing contracts or purchase orders. The failure of a supplier, including a subcontractor, to deliver on schedule could delay or interrupt the Company's delivery of products and thereby adversely affect the Company's revenues and profits.

  Newly Issued Accounting Standards

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." This statement, as amended, was originally effective for all fiscal years beginning after June 15, 1999. In June 1999, the FASB issued Statement 137, which delayed the effective date of Statement 133 by one year. Statement 133 will be effective for PictureTel's fiscal year beginning January 1, 2001. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company is currently evaluating the effects of this change but anticipates that the adoption of SFAS 133 will not have a significant effect on the Company's financial position or results of operations.

  Reclassifications

    The presentation of certain prior year information has been reclassified to conform with the current year presentation. These reclassifications had no effect on net income or stockholders' equity.

    Effective in the fourth quarter of 2000, the Company adopted the FASB's Emerging Issues Task Force (EITF) Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs." Consistent with this issue, amounts billed to customers for shipping and handling have been reclassified as revenue from cost of revenue in the Company's financial statements. Amounts reclassified for the first three quarters of 2000, and for the years 1999 and 1998 were $546, $716 and $991, respectively.

3.  Impairment of Long-lived Assets:

    Based on continuing operating losses and a change in product strategy for a division of the Company's videoconferencing products segment, the Company performed a review of its intangible assets including purchased software, tradename, assembled workforce and goodwill. In connection with this review, the Company determined that the carrying value of the goodwill and other intangible assets exceeded its fair value based on Company projections of the discounted future net cash flows from use, considering zero residual value for these assets. Accordingly, the Company recorded an impairment charge of $11,188 during 2000, of which $6,905 is included in cost of revenue and $4,283 is included in selling, general and administrative expense in the Company's Consolidated Statements of Operations, all of which impacted the Company's videoconferencing products segment.

4.  Inventories:

    Inventories consist of the following:

	December 31,
	2000	1999
Purchased parts	$4,018	$3,184
Work-in-process	234	1,157
Finished goods	22,768	28,589

	$27,020	$32,930

    During 2000, the Company recorded a $4,721 charge to reduce legacy PC-based inventory to its net realizable value. The charge primarily reflects a reduction in the carrying value of the inventory to its estimated fair market value, based on estimated selling prices, less costs to sell. The inventory write-down is associated with lower than expected sales of PC-based videoconferencing systems, exacerbated by the Company's transition to its next generation product line, PictureTel Series 900.

5.  Marketable Securities:

    The Company has no marketable securities at December 31, 2000. At December 31, 1999, marketable securities, including $8,708 reported in cash equivalents, were as follows:

	December 31, 1999
	Amortized Cost	Fair Value
U.S. Government and its agencies	$3,726	$3,726
Corporate obligations	42,769	42,769

Total debt securities	$46,495	$46,495

    During the third quarter of 1999, the Company recorded an $8,495 gain on the sale of RealNetworks stock. This stock was acquired through a 1996 investment in Vivo Software, Inc., which was subsequently acquired by RealNetworks. This gain is included in other income.

6.  Property and Equipment:

    Property and equipment consist of the following:

	December 31,
	2000	1999
Property and equipment, excluding assets under capital leases:
Equipment	$107,750	$113,572
Furniture and fixtures	15,875	18,071
Leasehold improvements	16,634	20,777

	140,259	152,420
Less: Accumulated depreciation	121,949	119,918

	18,310	32,502

Assets under capital leases:
Buildings	—	38,000
Buildings held for sublease	—	20,938
Equipment and furniture	—	2,774

	—	61,712
Less: Accumulated depreciation	—	7,995

	—	53,717

Property and equipment, net	$18,310	$86,219

    At December 31, 2000 and 1999, accumulated depreciation amounted to $0 and $5,353 on buildings under capital leases and $0 and $2,642 on equipment and furniture under capital leases, respectively. Depreciation expense for the years ended December 31, 2000 and 1999 was $16,538 and $20,926, respectively. Annual depreciation expense for the years 2000 and 1999 of $1,163, related to the buildings under capital lease held for sublease and the related sublease income of $2,353, was included in other income.

7.  Debt:

    The Company entered into a new asset-based secured revolving credit agreement dated August 21, 2000, which will expire on August 21, 2003. The new credit facility provides a revolving credit line of up to $35,000 with Congress Financial Corporation (New England) (the "Lender"). The availability for borrowings under the new credit facility are variable based on eligible receivables and is subject to a $10,000 minimum reserve, which is available at the Lender's discretion. The Company is required to maintain cash collateral equal to 105% in an account held at the Lender of the outstanding obligations or an equal dollar amount of eligible receivables. At December 31, 2000, availability based on receivables and net of the $10,000 discretionary reserve was $4,448. Interest for loans under this facility is payable at 1% above the Lender's prime rate. There were no borrowings outstanding against the calculated receivable availability at December 31, 2000. The Company has $5,000 of outstanding standby letters of credit issued under this agreement as of December 31, 2000. The letters of credit have been collateralized 105% and are in an account held at the Lender. Cash subject to the cash collateral requirement amounts to $5,775 and is classified as current on the Company's balance sheet at December 31, 2000. Fees for letters of credit outstanding against this facility are payable at 225 basis points per annum of the face amount. The secured letters of credit expire between September 2001 and December 2001. This credit agreement also contains certain financial covenants, including minimum net worth and working capital requirements. This new credit facility replaces the amended facility entered into in May 2000. A term loan provided by the amended credit facility in the amount $8,500 was paid in full in July 2000 from a portion of the proceeds of the Series B Preferred Stock issued in the third quarter of 2000. (See also Note 9.)

    Local lines of credit are available for short-term advances of up to $1,487 to certain of the Company's foreign subsidiaries. The agreements require interest payable up to one and three-quarter percent, per annum. Borrowings totaling $1,487 were outstanding against these local lines of credit at December 31, 2000.

    The Company has operating leases for various rented properties. The Company signed an agreement to sublease MultiLink's former facility at 6 Riverside Drive in Andover, Massachusetts in May 1999, as part of its space consolidation efforts. As of December 31, 2000, the remaining obligation under this operating lease was $7,125. After giving effect to expected sublease income, this obligation is $4,748. In addition, in June 1998, the Company subleased its property at 50 Minuteman Road for a ten-year term. As of December 31, 2000, the remaining obligation under this operating lease was $19,220. After giving effect to expected sublease income, the remaining obligation under this operating lease was $1,209.

    Pursuant to an option agreement with the landlord of its facility located at 200 Minuteman Road in Andover, Massachusetts, the Company vacated certain space in the 200 Minuteman facility during the third quarter in exchange for termination of the lease. Under the terms of this agreement, termination charges amounted to $15,142, net of a $1,806 gain on the elimination of the capitalized lease and related liability of $35,760 and $37,566, respectively. The $15,142 net charges included a $3,756 loss on leasehold improvements, $340 real estate commission, $1,419 incremental rent charge, cash payment of $11,433, and the above mentioned $1,806 gain. In December 2000, pursuant to an option agreement exercisable only by the landlord, with respect to other properties in the Minuteman Park on Minuteman Road in Andover, Massachusetts, the Company renegotiated its lease term on the 50 Minuteman facility. In connection therewith, termination charges amounted to $7,654, net of a $2,064 gain on the elimination of the capitalized lease and related liability of $17,061 and $19,125, respectively. The $7,654 net charges included a $718 incremental rent charge, a cash payment of $9,000 and the gain of $2,064 mentioned above.

8.  Commitments:

    The Company has commitments under non-cancelable operating leases for office and manufacturing space. The facility leases are for terms ranging from one to fourteen years. The leases generally contain provisions that allow for expansion, extension and termination. In December 2000, the Company renegotiated the 1997 eighteen year lease agreement for the building at 50 Minuteman Road in Andover, Massachusetts, shortening the lease term by seven years, now expiring in 2008. In June 1998, the property was subleased for a period of ten years. As of December 31, 2000, the lease is accounted for as an operating lease. Effective July 1999, the Company subleased the property at 6 Riverside Drive in Andover for a period of 5 years. This operating lease expires in 2007. Additionally, the Company continues to lease its facility in Mountain View, California where offices for its former Starlight division were located until disposition of the division in October 2000. This lease is scheduled to expire in 2003.

    Future minimum lease payments under operating leases with initial or remaining terms of one year or more are:

Operating Leases
2001	$10,981
2002	10,467
2003	9,732
2004	9,170
2005	9,147
Thereafter	42,392

Total future minimum lease payments	$91,889

    Total future minimum lease payments have not been reduced by future minimum sublease payments under non-cancelable sublease agreements. Income from future minimum sublease agreements with initial or remaining terms of one year or more are:

Operating Leases
2001	$3,209
2002	3,188
2003	3,106
2004	2,765
2005	2,414
Thereafter	6,034

Total future minimum sublease payments	$20,716

    Net rental expense for operating leases was $10,165, $10,783 and $11,692 for 2000, 1999 and 1998, respectively.

    In conjunction with a joint development agreement with Sharp Corporation, the Company has agreed to pay up to a maximum amount of $900 for tooling costs in 2001. This amount has been included in accrued expenses on the Company's balance sheet as of December 31, 2000. In addition, the Company has outstanding commitments as of December 31, 2000 to purchase approximately $20,000 of inventory over a twelve month period, scheduled to begin with the release of the new products being jointly developed. The first products are scheduled for release in the second quarter of 2001.

9.  Capital Stock and Redeemable Preferred Stock:

  Redeemable Convertible Preferred Stock

    The Company's redeemable preferred stock is comprised of the following:

	December 31, 2000	December 31, 1999
Redeemable Convertible Preferred Stock:
Series A:
4,500,000 shares authorized, 4,478,708 shares, issued and outstanding at December 31, 2000 and December 31, 1999	$30,500	$30,500
Series B:
9,000,000 shares authorized, 4,983,000 and 0 shares issued and outstanding at December 31, 2000 and December 31, 1999	12,345	—
Total Redeemable Convertible Preferred Stock	$42,845	$30,500

    On July 13, 2000 the Company announced it had agreements with investors to purchase $21,845 (8,738,000 shares at $2.50 per share) of new convertible shares of Series B Preferred Stock. In conjunction with the purchase of convertible Series B Preferred Stock, each investor also received a specified small minority interest in the Company's subsidiary, 1414c, Inc. The Company determined that the fair value of shares received in the Company's subsidiary, 1414c, by the investors was insignificant. In addition, in accordance with the convertible Series B Preferred Stock agreement, the Company also entered into a joint venture and hosting agreement with one of the investors. These transactions were completed and the funds became available on July 24, 2000. In October 2000, one of the investors converted its 3,800,000 shares of the Series B Preferred Stock to 3,800,000 shares of the Company's Common Stock.

    The convertible Series B Preferred Stock is non-voting and preferred with respect to dividend rights and liquidation preference to the Company's Common Stock. When issued, each share of Series B Preferred Stock, was convertible into one share of common stock, which represents a discount from the fair value of common stock on the date of issuance of $1.50 per share. The value attributable to this conversion right represents an incremental yield, or a beneficial conversion feature. For investors that have a purely financial relationship with the Company, the discount resulting from the allocation of proceeds to the beneficial conversion feature is accreted, using the interest method, from the date of issuance through the date the Series B Preferred Stock is first convertible which is October 13, 2000. The Company has recorded accretion of $6,900 for the year ended December 31, 2000. This accretion represents a non-cash charge in determination of net loss attributable to common shareholders.

    The investor that entered into a joint venture and hosting agreement with the Company as well as investors that are also employees or directors of the Company are considered to have a business relationship with the Company beyond that of a financial investor. As a result, their investments are considered to involve elements of compensation for goods or services. Therefore, the Company determined the fair value of the beneficial conversion feature associated with these shares to be $6,207, which has been recorded as selling, general and administrative expense during the year ended December 31, 2000.

    On February 18, 1999, an investor acquired approximately 10% of the Company's equity when it invested $30,500 in convertible Series A Preferred Stock. The convertible preferred stock was issued to the investor at a price of $6.81 per share. The shares are convertible to common stock on a one for one basis, which represents a discount from the fair value of common stock on the date of issuance of $8.01 per share. The intrinsic value attributable to this conversion right represents a beneficial conversion feature that has been recorded as an increase to net loss in the consolidated statement of operations in the period ended December 31, 1999, and represents a non-cash charge in the determination of net loss attributable to common stockholders.

    The Company's Board of Directors is empowered to fix the terms and rights of the Series A preference stock and issuance of the convertible Series A Preferred Stock limits the rights of the common stockholders. The Series A convertible Preferred Stock issued is non-voting and preferred with respect to dividend rights and liquidation preference to the Company's Common Stock. For the period through February 17, 2004, the holders of the convertible preferred stock are entitled to receive, out of funds legally available, noncumulative dividends on shares of common stock or preferred stock for each share of preferred stock held per year, when and if declared by the Board of Directors. The Series A convertible Preferred Stock is subject to redemption requirements that are outside of the control of the Company under certain limited circumstances, as defined in the Series A Certificate of Designation. Those circumstances include a merger or consolidation of the Company in which its stockholders do not retain a majority of the voting power in the surviving corporation. Under such circumstances, the holders of Series A convertible Preferred Stock are entitled to receive a payment equal to the purchase price originally paid for the Series A convertible Preferred Stock together with any declared but unpaid dividends, before any payment is made to holders of common stock.

  Treasury Stock

    In October 1998, the Board of Directors authorized a plan to repurchase up to 1,000,000 shares of the Company's Common Stock in open market, privately negotiated or other transactions. No shares were repurchased during 1998. The Company repurchased 70,000 shares during 1999 at a cost of $556 (approximately $7.94 per share). In addition, 22,065 shares were returned to the Company from shares held in escrow related to the MultiLink acquisition.

  Warrants

    As part of the acquisition of Starlight Networks, Inc. in 1998, the Company assumed warrants, issued by the acquired company. Provisions of the warrants include rights to purchase 2,723 shares of Common Stock and are exercisable at an average price of $27.83 per share and have expiration dates ranging from February 2002 through February 2007.

  Stockholders' Rights Agreement

    On March 25, 1992, the Board of Directors of the Company declared a dividend of one purchase right (a "Right") for every outstanding share of the Company's Common Stock. After giving effect to the split, each Right entitles the holder to purchase from the Company one two-hundredths of a share of Junior Preference Stock at a price of $90 per one two-hundredths of a share, subject to adjustment. The Rights will become exercisable on the fifteenth business day following the date of a public announcement that an acquiring person (as defined in the Rights Agreement, the definition of which provides for certain limited exclusions) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Company's outstanding Common Stock or on the fifteenth business day following the commencement of a tender offer or exchange offer that would result in an acquiring person owning 15% or more of the Company's outstanding Common Stock.

    If the Company were acquired in a merger or other business combination, or more than 25% of its assets or earning power were sold, each holder of a Right would be entitled to exercise such Right and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Right. If an acquiring person has acquired or obtained the right to acquire 15% of the Company's Common Stock, each holder of a Right, other than the acquiring person, will be entitled to receive shares of the Company's Common Stock having a market value of two times the exercise price of the Right. At any time the Company may redeem the Rights at a redemption price of $0.005 per Right. The Rights expire March 25, 2002.

  Stock-Based Compensation Plans

    The Company has adopted the disclosure requirements of Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company continues to recognize compensation costs using the intrinsic value based method described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." No compensation costs were recognized in 2000, 1999 and 1998.

    Net loss and net loss per share as reported in these consolidated financial statements and on a pro forma basis, as if the fair value based method described in SFAS No. 123 had been adopted, are as follows:

	Year Ended December 31,
	2000	1999	1998
Net loss applicable to common shareholders
As reported	$(113,871)	$(90,138)	$(55,679)
Pro forma	(120,601)	(98,638)	(66,224)
Net loss per common share—basic and diluted
As reported	$(2.73)	$(2.23)	$(1.45)
Pro forma	(2.89)	(2.44)	(1.72)

  Employee Stock Purchase Plan

    Under terms of an Employee Stock Purchase Plan (the "ESPP") adopted in 1994 and amended in 1996, eligible employees are able to purchase shares of the Company's Common Stock at 85% of the average market value as of the start of each six month option period or the end of such period, whichever is lower. As of December 31, 2000, shareholders have authorized the purchase of up to 2,000,000 shares of Common Stock under the ESPP. Shares purchased under the ESPP in 2000, 1999 and 1998 totaled 165,896, 295,820 and 286,074, respectively.

    On June 17, 1999, the Company's shareholders approved the 1999 Foreign Subsidiary Employee Stock Purchase Plan ("the Foreign Plan"). Under the Foreign Plan, eligible foreign subsidiary employees are able to purchase shares of the Company's Common Stock on terms substantially similar to those of the ESPP. Up to 500,000 shares are authorized under the Foreign Plan. There were 26,843 shares purchased under the Foreign Plan in 2000.

    The weighted average grant date fair value of the shares purchased was $2.63, $2.15 and $2.64 in 2000, 1999 and 1998, respectively. At December 31, 2000, there were 1,336,529 shares available under these plans.

    For the purpose of providing pro forma disclosures, the fair values of shares purchased were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for purchases in 2000, 1999 and 1998, respectively: a risk-free interest rate of 6.01%, 4.97% and 5.11%, an expected life of 6 months, expected volatility of 78%, 69% and 65% and no expected dividends.

  Stock Option Plans

    On November 14, 1989, the Company's shareholders approved the PictureTel Equity Incentive Plan (the "EIP"). Pursuant to terms contained therein, the EIP terminated on November 14, 1999 and as of November 14, 1999, shareholders have authorized the issuance of up to 9,000,000 shares of post Stock Split Common Stock under the Plan. Following the Termination Date, no additional options were granted under the EIP, but earlier option grants made thereunder expire seven to ten years after the effective date of the grant. On June 17, 1999, the Company's shareholders approved the PictureTel

1999 Equity Plan (the "1999 Plan"). As of December 31, 2000, shareholders have authorized the issuance of up to 3,000,000 shares of Common Stock under the 1999 Plan. The 1999 Plan permits the granting of non-statutory and incentive stock options, a variety of stock and stock-based awards and related benefits, and cash performance awards, which are in addition to option grants under the EIP and the 1984 Amended and Restated Stock Option Plan, to employees and other persons who are in a position to make significant contributions to the success of the Company. Generally, grants issued under these plans become exercisable over a four year period and expire ten years (seven years for United Kingdom issued grants) after the effective date.

    Effective October 23, 1992, the Board of Directors adopted the 1992 Non-Employee Directors' Stock Option Plan. As of December 31, 1998, shareholders have authorized the issuance of up to 430,000 shares of Common Stock under the Plan to eligible non-employee directors. Under this Plan, each non-employee director at October 23, 1992 and each non-employee director subsequently elected receives, at October 23, 1992 or the director's first election date, a non-statutory option to purchase 40,000 shares of post Stock Split Common Stock at an exercise price equal to the fair market value of the stock on the effective date of grant. The Plan was amended at the Annual Meeting on June 17, 1996 so as to increase the aggregate number of shares available for issuance under the Plan from 280,000 to 430,000, and to further provide, as of August 1, 1996, for the automatic grant of a non-statutory option to purchase 20,000 shares of Common Stock to directors who have been directors for more than two years on August 1, 1996, and on the later date of first election of any other director and thereafter, for the annual grant of stock options to purchase 5,000 shares of the Company's Common Stock on August first of each year, commencing on August 1, 1997, so long as such individual is serving as a director on the applicable August first date, provided that no such annual option for 5,000 shares shall be granted to a director who first became a director of the Company within six months prior to August first of said year. The Plan was further amended by the Board of Directors on February 27, 1998 to provide for non-automatic grants of non-statutory options not to exceed 60,000 shares in the aggregate for all directors. On June 17, 1999, because of anticipated accounting rule changes affecting the grant of stock options to outside directors, the Plan was amended by the Board of Directors to provide for the immediate vesting of all options granted after August 1, 1999. All options expire ten years after the effective date of grant; all options, except annual and non-automatic options, granted prior to August 1, 1999 become exercisable over a one-year period; and all options granted after August 1, 1999 become exercisable immediately at the date of grant. At December 31, 2000, there were 433,026 shares available for future grant under these plans.

    Effective upon the consummation of the acquisition of MultiLink, Inc. on July 22, 1997, the Board of Directors voted to assume the 1984, 1986, 1987 and 1996 MultiLink, Inc. Stock Options Plans and renamed the 1984, 1986, 1987 and 1996 PictureTel (MultiLink) Option Plans (the "Plans"), as appropriate, and provided for the issuance of shares of Common Stock in replacement for MultiLink Common Stock upon the exercise thereof. The Compensation Committee of the Board of Directors administers the MultiLink Option Plans assumed (and renamed) by PictureTel. There is reserved for issuance under the Plans 655,419 shares of Common Stock of PictureTel Corporation to be issued upon exercise of the options outstanding under the Plans. No additional options will be issued under the Plans. All options expire ten years after the effective date of the grant, and such options become exercisable over a four-year period.

    Effective upon the consummation of the acquisition of Starlight Networks, Inc. on November 10, 1998, the Board of Directors voted to approve the 1998 Acquisition Stock Option Plan (the "Acquisition Plan"). The Acquisition Plan permits the grant of non-qualified options to purchase shares of Common Stock of PictureTel Corporation to Starlight employees who are in a position to make significant contributions to the success of the Company. The Board of Directors amended the Acquisition Plan on March 1, 2001 to further permit the grant of stock options to employees of the Company (excluding directors and officers of the Company), subsidiaries of the Company, and business acquired by the Company. The Compensation Committee of the Board of Directors administers the Acquisition Plan. There is reserved for issuance under the Plan 400,000 shares of Common Stock to be issued upon exercise of the options granted under the Plan. All options expire ten years after the effective date of the grant, and such options become exercisable over a four-year period. At December 31, 2000, there were 362,729 shares available for future grant under the Plan.

    The following table summarizes the Company's stock option plans at December 31, 2000, 1999 and 1998 and changes during the years then ended:

	2000		1999		1998
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	6,912,081	$7.05	6,686,832	$9.16	4,728,190	$11.21
Granted at fair market value	2,855,004	4.80	4,790,305	5.35	3,627,100	7.01
Exercised	(438,659)	7.28	(254,043)	7.26	(232,068)	4.23
Forfeited	(3,509,340)	6.85	(4,311,013)	8.41	(1,436,390)	11.26

Outstanding at end of year	5,819,086	$6.06	6,912,081	$7.05	6,686,832	$9.16

Options exercisable at year-end	2,135,317	$7.97	1,921,405	$10.23	2,328,993	$11.52
Weighted-average grant date fair value of options granted during the year at fair market value		$3.62		$3.49		$4.38

    The following table summarizes information about stock options outstanding at December 31, 2000:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (In years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$ 0.893 - $ 2.656	338,856	9.44	$2.598	37,556	$2.653
2.679 - 3.625	495,240	9.40	3.278	2,096	3.310
3.656 - 3.719	936,991	7.81	3.718	319,676	3.715
3.880 - 5.031	858,251	9.09	4.756	165,843	4.403
5.188 - 5.531	1,178,988	8.63	5.497	459,175	5.521
5.625 - 6.810	624,687	8.88	6.388	109,340	6.045
6.813 - 8.875	732,817	6.37	8.079	507,415	8.187
8.940 - 12.875	485,606	6.00	9.722	367,251	9.730
14.970 - 25.815	106,950	6.02	17.172	106,265	17.174
35.000 - 40.500	60,700	5.41	36.814	60,700	36.814

$ 0.893 - $40.500	5,819,086	8.12	6.06	2,135,317	7.97

    For the purpose of providing pro forma disclosures, the fair values of options granted were estimated using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998, respectively: a risk-free interest rate of 6.27%, 5.65% and 5.10%, an expected life of 6.0, 5.5 and 5.5 months, expected volatility of 85%, 71% and 67% and no expected dividends.

10. Income Taxes:

    Significant items making up total net deferred tax assets are as follows:

	December 31,
	2000	1999
Net operating loss and tax credit carryforwards	$85,281	$66,723
Inventory reserves	6,398	3,387
Depreciation and amortization	6,263	(2,816)
Other temporary differences	21,152	15,985
Valuation allowance	(119,094)	(83,279)

Total net deferred tax assets	$—	$—

    Other temporary differences principally represent bad debt and warranty reserves, deferred research and development, deferred revenue, vacation and other payroll related differences.

Management believes the Company is unlikely to fully realize the deferred tax assets and accordingly has established a full valuation allowance on the deferred tax assets. Approximately $7,959 of the gross deferred tax assets at December 31, 2000 relates to the benefit of deductions from the exercise of stock options. The benefit will be recorded as a credit to additional paid in capital when realized.

    The provision (benefit) for income taxes consisted of the following:

	Year Ended December 31,
	2000	1999	1998
Federal income taxes:
Currently payable	$—	$—	$253
Deferred	—	—	24,634
State income taxes:
Currently payable	450	204	75
Deferred	—	—	7,011
Foreign taxes:
Currently payable	720	4,180	3,732
Deferred	—	—	76

Total	$1,170	$4,384	$35,781

    The differences between the statutory federal income tax rate and the Company's effective income tax rate were as follows:

	Year Ended December 31,
	2000	1999	1998
Statutory federal income tax rate	(35.0)%	(35.0)%	(35.0)%
State income tax, net of federal tax benefit	(3.8)	(4.4)	0.2
Federal credits from research and development	0.6	(0.7)	—
Difference between foreign and US tax rates	1.7	4.4	3.1
Change in deferred asset valuation allowance	33.2	39.6	207.6
Other	4.4	1.6	3.9

Effective tax rate	1.1%	5.5%	179.8%

    At December 31, 2000, the Company had remaining net operating loss ("NOL") carryforwards available of approximately $195,000 to offset future federal taxable income. The Company also has unused federal research and development tax credits of approximately $5,151. The NOL and tax credit carryforwards both expire at various dates through the year 2020. As a result of prior equity issuances, the Company's use of NOL carryforwards incurred prior to July 1988 is subject to certain annual limitations. At December 31, 2000, approximately $3,975 of the available NOL carryforwards have an annual limitation amount of approximately $662 that may be used to reduce the Company's taxable income in the future. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards which can be utilized.

11. Employee Benefit Plans:

    The Company has a defined contribution profit sharing plan incorporating features under Section 401(k) of the Internal Revenue Code designed to provide retirement benefits to its employees. The Plan covers substantially all employees of the Company, and eligible participants may contribute up to 15% of their pay on a pretax basis subject to annual dollar limits established by the Internal Revenue Code and plan limitations. The Plan document states that the Company will provide at least

33.3% matching contribution up to the first 3% of each participant's eligible compensation. For the years ended December 31, 2000, 1999 and 1998, the Company's matching contribution was 50%, 50% and 50%, respectively or $400, $600 and $780, respectively.

    The Company assumed the MultiLink, Inc. 401K Plan as a result of the acquisition in July 1997. The Company filed a Plan termination with the Internal Revenue Service and received a favorable determination. The Plan was terminated effective September 30, 1997. No company contributions were made to the MultiLink Plan in 1997.

    The Company assumed the Starlight, Inc. 401K Plan as a result of the acquisition in November 1998. The Company filed a Plan termination with the Internal Revenue Service and received a favorable determination. The Plan was terminated effective December 31, 1998. No company contributions were made to the Starlight Plan in 1998.

12. Segment Information:

    The Company has determined that its reportable segments are those that are based on the Company's method of internal reporting, which aggregates its business into two reportable operating segments: videoconferencing products and videoconferencing services. The videoconferencing products segment develops, manufactures and markets visual communications systems and collaboration software. The videoconferencing services segment provides services for the videoconferencing products.

    In 2000, 1999 and 1998, no customer accounted for 10% or more of total revenue. One supplier accounted for 32%, 33% and 32% of the Company's purchases from outside vendors in 2000, 1999 and 1998, respectively. Another supplier accounted for 18% of the Company's purchases from outside vendors in 1999 and a third supplier accounted for 10% of the Company's purchases from outside vendors in 1998.

	Video- conferencing Products	Video- conferencing Services	Other	Total
Year ended December 31, 2000
Revenue from external customers	$159,160	$69,741	$16,248	$245,149
Operating income (loss)	$(74,161)	$9,585	$(54,850)	$(119,426)
Year ended December 31, 1999
Revenue from external customers	$233,249	$70,304	$20,442	$323,995
Operating income (loss)	$(68,409)	$2,976	$(24,851)	$(90,284)
Year ended December 31, 1998
Revenue from external customers	$324,478	$59,760	$22,905	$407,143
Operating income (loss)	$(16,049)	$7,191	$(14,792)	$(23,650)

    The classification "Other" consists of non-core business revenue and expense and corporate administrative functions, which are excluded from the videoconferencing products and videoconferencing services segments for management decision making.

    The Company evaluates the performance of its segments based upon operating income. There are no material intersegment sales. Transfers of videoconferencing products to the videoconferencing services segment are recorded at standard cost and are not tracked for management reporting purposes. Asset information by reportable segment has not been disclosed since the Company does not produce such information internally.

  Geographic Data

    In addition to its direct and indirect sales channels in the United States, the Company has subsidiaries in various foreign countries which, through direct and indirect sales channels, sell and service the Company's products in their respective geographic area. Revenue from external customers represent sales made from those countries. The Company's revenue and long-lived asset financial information is detailed as follows:

	United States	United Kingdom	Japan	All Other	Total
Year ended December 31, 2000
Revenue from external customers	$157,180	$51,129	$20,305	$16,535	$245,149
Long-lived assets	$17,366	$2,467	$1,112	$226	$21,171
Year ended December 31, 1999
Revenue from external customers	$201,480	$65,654	$27,055	$29,806	$323,995
Long-lived assets	$104,109	$3,872	$2,225	$1,150	$111,356
Year ended December 31, 1998
Revenue from external customers	$268,102	$79,396	$24,747	$34,898	$407,143
Long-lived assets	$125,997	$3,804	$2,295	$2,235	$134,331

    Segment information for 1998 has been reclassified to reflect the new allocation method employed in 1999.

13. Unaudited Interim Financial Information:

    Quarterly financial information is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2000
Revenue(1)	$65,203	$61,565	$70,029	$48,352
Gross margin	17,719	6,577	20,829	11,827
Net loss applicable to common shareholders	(23,842)	(37,973)	(43,619)	(8,437)
Net loss per common share—basic and diluted	$(0.59)	$(0.93)	$(1.06)	$(0.19)
1999
Revenue(1)	$76,421	$86,146	$78,953	$82,475
Gross margin	24,222	27,025	24,930	25,959
Net loss applicable to common shareholders	(31,582)	(31,832)	(10,567)	(16,157)
Net loss per common share—basic and diluted	$(0.79)	$(0.79)	$(0.26)	$(0.40)

(1)
Effective in the fourth quarter of 2000, the Company adopted the FASB's Emerging Issues Task Force (EITF) Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs." Consistent with this Issue, amounts billed to customers for shipping and handling have been reclassified as revenue from cost of revenue in the Company's financial statements. Amounts reclassified for the first, second and third quarters of 2000 were $136, $141 and $269, respectively. Amounts reclassified for the first, second, third and fourth quarters of 1999 were $227, $184, $140 and $165, respectively.

14. Supplemental Cash Flow Information:

	2000	1998	1999
Supplemental cash flow information:
Interest paid	$5,056	$4,642	$2,903
Income taxes paid	$1,394	$1,845	$1,245
Supplemental disclosure of non-cash investing activity:
Building acquired under capital lease	$—	$—	$38,000
Issuance of stock for acquisition	$—	$—	$14,679
Assumption of debt for acquisition	$—	$—	$3,544
Supplemental disclosure of non-cash financing activity:
Preferred stock beneficial conversion feature	$6,900	$5,612	$—

15. Sale of Business Assets:

    On October 12, 2000, the Company completed the sale of its Starlight division to AxessPoint, Inc. Terms of the sale provided for a note receivable in the amount of $300 payable to PictureTel on April 9, 2001. The Company has recorded a gain of $104, net an impairment charge of $11,188 (Note 3), on this sale in 2000, which is included in other income on the Company's Consolidated Statements of Operations.

    Also during 2000, the Company completed the sale of MultiLink, Inc. to Spectel Group Ltd. for $25,900 cash on November 27, 2000. As a result of this sale, the Company recorded a gain of $15,245 on the sale in 2000, which is included in other income on the Company's Consolidated Statements of Operations.

16. Other Charges:

    During the year ended December 31, 2000, the Company recorded charges totaling $42,313. Of these charges, $6,905 were included in cost of revenue and $35,408 were included in operating expense for the year. These charges included $22,796 in lease termination costs associated with the Company's 200 and 50 Minuteman Road facilities, a $1,205 write-off of capitalized website development costs, $917 of severance charges related to headcount reduction, $6,207 for costs associated with the beneficial conversion feature of the preferred stock issuance and $11,188 of impairment charges related to the write-down of purchased software, tradename, assembled workforce and goodwill for a division of the Company's videoconferencing products segment.

    The Company recorded charges of $9,752 during 1999. Cost of revenue includes $491 of expense associated with workforce reductions. Operating expense includes approximately $2,554 of workforce reduction and related costs, $2,550 for the settlement of shareholder litigation, and $2,481 associated with subleasing MultiLink's former facility at 6 Riverside Drive, Andover, Massachusetts.

    During 1998, the Company recorded charges of $10,564. Charges of $6,808 reported in cost of revenue include $5,457 related to the write down of inventory and capitalized software to their net realizable value and other costs associated with the discontinuation of one of the Company's product lines and $1,351 to record inventory provisions for the write down of certain inventories to their net realizable value. Charges of $3,756 included in operating expenses relate to the write down of leasehold improvements at the 50 Minuteman Road facility in Andover and transaction costs associated with subleasing this facility, and certain executive severance charges. The Company subleased the 50 Minuteman Road facility in June 1998, and the sublessee did not utilize the leasehold improvements in the facility.

17. Related Party

    During 2000, the Company was involved in a development and purchase agreement with a related party, who is a stockholder of Series A and B redeemable preferred stock issued by the Company. For the year ended December 31, 2000, purchases from this related party totaled approximately $8,325 and the amount owed to this related party as of December 31, 2000, was $204.

18. Litigation:

  A. SEC Investigation

    In May 1999, the Company was informed that the Securities and Exchange Commission (SEC) had initiated a formal investigation of matters related to the Company's 1997 restatement of its earnings. The Company has been cooperating with the SEC and will continue to do so. The Company expresses no opinion as to the likely outcome. While no assurances can be provided, the Company does not believe that the investigation will have a material adverse effect to its business, financial condition, results of operations or cash flows.

  B. RevNet, Inc.

    On June 2, 1998, the Company was served with a complaint from a former distribution channel customer, RevNet, Inc., which has ceased operations. (RevNet, Inc., v. PictureTel Corporation. Civil Action 98092039, filed April 2, 1998, in the Circuit Court for Baltimore City, Maryland.) The complaint alleged that the Company breached an oral contract. RevNet was seeking $200,000 in damages. On September 13, 1999, the Company filed a related action in the Circuit Court for Baltimore City, Maryland against RevNet, Inc., Vuecom, Inc. (an entity related to RevNet, Inc.), George Harris IV, George Sandmann and Lou Brown, (PictureTel Corporation v. RevNet, Inc., et al. Civil Action 24-C99-004406) alleging among other things Breach of Contract, Fraudulent Inducement and Securities Fraud. This issue was scheduled to go to trial on May 14, 2001. On October 30, 2000, the parties agreed to a settlement of this matter. Under the terms of the settlement, the Company will pay to the RevNet group $700 over the course of the year 2001. In return, all parties have dismissed all claims and have released the others of all related causes of actions. This closes this matter.

    In addition to the above, the Company has also been and is from time to time subject to claims, such as potential patent infringements, and suits incidental to the conduct of business. There can be no assurance that the Company's insurance will be adequate to cover all liabilities that may arise out of such claims. Further, although the Company intends to defend itself vigorously against all such claims, the ultimate outcome of the claims cannot be accurately predicted. The Company does not believe that any claim of which it is aware, other than the claims listed above, could result in an outcome that will have a material adverse effect to its business, financial condition, results of operations or cash flows.

QuickLinks

  Exhibit 99.3
PICTURETEL CORPORATION INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT ACCOUNTANTS
PICTURETEL CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data)
PICTURETEL CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
PICTURETEL CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
PICTURETEL CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands, except per share amounts)